Exhibit 99.1

MoneyGram International Reports Second Quarter 2013 Financial Results

Money transfer constant currency revenue growth accelerates to 13% - the 9th consecutive quarter of double-digit growth

DALLAS--(BUSINESS WIRE)--July 25, 2013--MoneyGram International, Inc. (NASDAQ:MGI), a leading global payment services company, reported financial results for the second quarter, which ended June 30, 2013. Total revenue of $365.1 million increased 11 percent on both a reported and constant currency basis.

  Money transfer revenue increased 13 percent over the prior year on both a reported and constant currency basis.
  Money transfer transaction volume increased 14 percent over the prior year, led by:
    19 percent growth in U.S. outbound sends on the strength of U.S.-to-Mexico corridor
    16 percent growth in sends originated outside of the U.S.
    8 percent growth in U.S.-to-U.S. transactions.
  Global agent locations increased 15 percent over the prior year to 327,000.
  Self-service and new channel money transfer revenue grew 24 percent in the quarter, representing 6 percent of money transfer revenue.
  MoneyGram Online money transfer and bill payment transaction volume was up 51 percent and revenue increased 15 percent over the prior year.
  The Company reported EBITDA of $64.7 million, which was impacted by:
    $3.3 million of stock-based and contingent performance compensation
    $1.5 million of severance and related costs
    $0.8 million of legal expenses related to certain ongoing matters.
  Adjusted EBITDA for the second quarter was $70.3 million, up 3 percent on a reported and constant currency basis. In the quarter, adjusted EBITDA margin was 19.3 percent, down from 20.7 percent compared to the same period last year due to an increase in commission expense and compliance costs.
  Diluted income per common share was $0.27, including a negative $0.03 per share impact from stock-based and contingent performance compensation, a negative $0.01 per share impact from severance and related costs and a negative $0.01 per share impact from legal expenses related to certain ongoing matters.

"We delivered a great quarter as we once again achieved double-digit growth in money transfer transaction volume and constant currency revenue from the momentum of agent activation, brand awareness and continued product innovation. Our growth outpaced the market and we posted our strongest US outbound transaction growth in more than five years,” said Pamela H. Patsley, chairman and chief executive officer. “With our strong free cash flow generation, we continue to make investments in IT, compliance and products that enhance our operations and provide increased convenience and service to our customers. These investments not only enhance our competitive service offering but also serve to strategically position MoneyGram for the future.”

Balance Sheet and Free Cash Flow Items

MoneyGram ended the quarter with assets in excess of payment service obligations of $257.3 million, and outstanding debt principal of $847.9 million. Interest expense was $9.9 million in the quarter, down $7.8 million from the prior year as a result of debt refinancing activities. The Company reported approximately $0.1 million in cash tax expenses. Free cash flow for the quarter was $48.0 million, up 24 percent from $38.7 million in the prior year quarter due to lower interest payments and revenue growth.

Market Developments

  Acquired Latino Services, resulting in 10 new company-operated stores serving Atlanta customers. Latino Services, a former non-exclusive MoneyGram agent, specialized in remittances from U.S. to Mexico and Latin America.
  Launched a new service with PayPal that allows PayPal customers to withdraw funds from their accounts - online or via mobile - and pick up the funds at any MoneyGram location in the U.S. This service supports an essential need for PayPal's customers to have a fast and convenient way to access the funds in their PayPal accounts.
  Signed a strategic agreement with Device Fidelity to serve as the exclusive money transfer provider for moneto users on iPhone or Android platforms. This relationship provides moneto users a unique way to send funds in minutes to any of MoneyGram's 327,000 locations using a mobile device.
  Initiated an online service with OzForex, one of the world's leading foreign exchange service providers, providing MoneyGram customers with the ability to send money from a bank account in Australia or New Zealand to bank accounts overseas via PC, tablet, or mobile phone.
  Network expansion activities during the quarter:
    Signed a contract with DenizBank with 600 locations in Turkey, a competitive takeaway.
    Expanded the relationship with China Guangfa Bank, increasing the Company's network in one of the world's largest remittance markets.
    Activated nearly 300 locations in Mexico with the signing of Order Express, enhancing the Company's send and receive capability in Mexico.
    Renewed the long-term relationship with Nix Financial, extending the Company's solid history with a leading financial solutions provider in the greater Los Angeles area.
    Continued to expand the Company’s network in Dubai with the recent signing of Dineba Exchange.
    Renewed the relationship with Alkuraimi Islamic microfinance bank in Yemen.
    Continued expanding in Africa with the signing of the posts in Tanzania, Zimbabwe and Uganda. The Company now has relationships with approximately 30 national post office organizations.
    Added an additional 800 locations in Croatia with the signing of TISAK.

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment was $344.5 million, up 12 percent from $308.3 million in the second quarter of 2012. The segment reported operating income of $40.5 million and operating margin of 11.8 percent. Adjusted operating margin was 12.5 percent in the quarter, down from 14.3 percent in the prior year as a result of an increase in commission and compliance expenses.

During the quarter, money transfer transaction volume increased 14 percent, continuing the Company’s double-digit growth trend. Money transfer revenue was $319.7 million, up 13 percent on a reported and constant currency basis from $282.3 million in the second quarter of 2012.

Money transfer transactions originating outside of the U.S. increased a robust 16 percent over the prior year. U.S.-to-U.S. money transfer transaction volume increased 8 percent over the prior year, and U.S. Outbound transaction volume increased 19 percent for the quarter led by U.S.-to-Mexico growth of 31 percent.

Bill payment transaction volume decreased 2 percent, while revenue decreased 5 percent to $24.8 million from the $26.0 million of 2012.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment decreased 6 percent to $20.3 million in the quarter, down from $21.5 million in the prior year quarter. Operating income was $7.6 million, down from $8.1 million in the second quarter of 2012. Operating margin was 37.4 percent. Adjusted operating margin was 38.9 percent in the quarter, down from 40.0 percent in the same period last year.

Outlook

For fiscal year 2013, management has increased its outlook for revenue growth and now estimates constant currency revenue growth of 7 percent to 10 percent. Management continues to estimate constant currency adjusted EBITDA growth of 3 percent to 6 percent.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA Margin and Free Cash Flow (Adjusted EBITDA less cash interest expense, cash tax expense, cash payments for capital expenditures and agent signing bonuses), and constant currency measures. In addition, we also present Adjusted Operating Income and Adjusted Operating Margin for our two reporting segments. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and constant currency figures are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Operations

Table Two – Segment Results

Table Three – Segment Reconciliations

Table Four – EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow

Table Five – Consolidated Balance Sheets

Table Six – Assets in Excess of Payment Service Obligations

Table Seven – Constant Currency Measures

Conference Call

MoneyGram International will host a conference call today at 9 a.m. ET, 8 a.m. CT, to discuss its second quarter results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-800-263-0877 (U.S.) and +1-719-325-2131 (International). The participant code is 3339762. Slides are available on MoneyGram’s website at moneygram.com. A replay of the conference call will be available at noon ET on July 25, 2013, through 11:59 p.m. ET on August 1, 2013. The replay of the call is available at 1-877-870-5176 (U.S.) or +1-858-384-5517 (International). The replay participant code is 3339762.

About MoneyGram International, Inc.

MoneyGram, a leading money transfer company, enables consumers who are not fully served by traditional financial institutions to meet their financial needs. MoneyGram offers money transfer services worldwide through a global network of 327,000 agent locations – including retailers, international post offices and financial institutions – in 198 countries and territories. MoneyGram also offers bill payment services in the United States and Canada. To learn more about money transfer or bill payment at an agent location or online, please visit moneygram.com or connect with us on Facebook.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “will,” “should,” “could,” “would” and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in transaction volume from these relationships; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the European debt crisis; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the United States and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and the risks and uncertainties described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram's public reports filed with the SEC, including MoneyGram's Form 10-K for the year ended December 31, 2012 and its Form 10-Q for the quarter ended March 31, 2013.

	TABLE ONE
	MONEYGRAM INTERNATIONAL, INC.
	CONSOLIDATED STATEMENTS OF OPERATIONS
	(Unaudited)

		Three Months Ended June 30,		2013 vs	Six Months Ended June 30,		2013 vs
	(Amounts in millions, except per share data)	2013	2012	2012	2013	2012	2012

	REVENUE
	Fee and other revenue	$361.6	$326.7	$34.9	$699.3	$641.6	$57.7
	Investment revenue	3.5	3.4	0.1	6.3	6.6	(0.3)
	Total revenue	365.1	330.1	35.0	705.6	648.2	57.4
	OPERATING EXPENSES
	Fee and other commissions expense	169.6	146.7	22.9	323.9	288.6	35.3
	Investment commissions expense	0.1	0.1	—	0.2	0.2	—
	Total commissions expense	169.7	146.8	22.9	324.1	288.8	35.3
	Compensation and benefits	66.4	59.0	7.4	131.9	118.1	13.8
	Transaction and operations support	62.4	98.0	(35.6)	113.9	156.2	(42.3)
	Occupancy, equipment and supplies	11.9	12.2	(0.3)	24.9	24.4	0.5
	Depreciation and amortization	12.2	11.0	1.2	24.0	21.7	2.3
	Total operating expenses	322.6	327.0	(4.4)	618.8	609.2	9.6
	OPERATING INCOME	42.5	3.1	39.4	86.8	39.0	47.8
	Other expense
	Interest expense	9.9	17.7	(7.8)	27.3	35.5	(8.2)
	Debt extinguishment costs	—	—	—	45.3	—	45.3
	Other	—	0.3	(0.3)	—	0.3	(0.3)
	Total other expense	9.9	18.0	(8.1)	72.6	35.8	36.8
	Income (loss) before income taxes	32.6	(14.9)	47.5	14.2	3.2	11.0
	Income tax benefit	13.5	10.2	3.3	7.7	18.0	(10.3)
	NET INCOME (LOSS)	$19.1	$(25.1)	$44.2	$6.5	$(14.8)	$21.3

	Income (loss) earnings per common share:
	Basic	$0.27	$(0.35)	$0.62	$0.09	$(0.21)	$0.30
	Diluted	$0.27	$(0.35)	$0.62	$0.09	$(0.21)	$0.30

	Shares used in computing income (loss) earnings per share:
	Basic (1)	71.6	71.5	0.1	71.6	71.5	0.1
	Diluted (1)	71.8	71.5	0.3	71.8	71.5	0.3

(1)

Includes common stock equivalents of 13.7 million for the three and six months ended June 30, 2013. The following weighted-average potential common shares are excluded from diluted income (loss) earnings per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

	Shares related to stock options	3.7	5.0		4.2	5.2
	Shares related to restricted stock and restricted stock units	1.0	0.5		1.0	0.4

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended June 30,		2013 vs	Six Months Ended June 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Money transfer revenue:
Fee and other revenue	$319.7	$282.1	$37.6	$614.0	$550.4	$63.6
Investment revenue	—	0.2	(0.2)	0.1	0.4	(0.3)
Bill payment revenue:
Fee and other revenue	24.8	26.0	(1.2)	50.8	53.6	(2.8)
Investment revenue	—	—	—	—	—	—
Total revenue	$344.5	$308.3	$36.2	$664.9	$604.4	$60.5

Commissions expense	$169.5	$146.3	$23.2	$323.4	$287.8	$35.6

Operating income	$40.5	$38.6	$1.9	$81.9	$71.9	$10.0

Operating margin	11.8%	12.5%		12.3%	11.9%

Financial Paper Products
	Three Months Ended June 30,		2013 vs	Six Months Ended June 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Money order revenue:
Fee and other revenue	$12.9	$13.9	$(1.0)	$26.1	$28.3	$(2.2)
Investment revenue	0.7	0.6	0.1	1.2	1.1	0.1
Official check revenue:
Fee and other revenue	4.3	4.7	(0.4)	8.4	9.4	(1.0)
Investment revenue	2.4	2.3	0.1	4.5	4.4	0.1
Total revenue	$20.3	$21.5	$(1.2)	$40.2	$43.2	$(3.0)

Commissions expense	$0.2	$0.5	$(0.3)	$0.7	$1.0	$(0.3)

Operating income	$7.6	$8.1	$(0.5)	$14.5	$17.1	$(2.6)

Operating margin	37.4%	37.7%		36.1%	39.6%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended June 30,		2013 vs	Six Months Ended June 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Revenue (as reported)	$344.5	$308.3	$36.2	$664.9	$604.4	$60.5

Adjusted operating income	$42.9	$44.1	$(1.2)	$89.5	$85.8	$3.7

Reorganization and restructuring costs	—	(4.0)	4.0	(3.0)	(9.3)	6.3
Stock-based compensation expense	(2.4)	(1.5)	(0.9)	(4.6)	(4.6)	—
Total adjustments	(2.4)	(5.5)	3.1	(7.6)	(13.9)	6.3

Operating income (as reported)	$40.5	$38.6	$1.9	$81.9	$71.9	$10.0

Adjusted operating margin	12.5%	14.3%		13.5%	14.2%
Total adjustments	(0.7)%	(1.8)%		(1.1)%	(2.3)%
Operating margin (as reported)	11.8%	12.5%		12.3%	11.9%

Financial Paper Products
	Three Months Ended June 30,		2013 vs	Six Months Ended June 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Revenue (as reported)	$20.3	$21.5	$(1.2)	$40.2	$43.2	$(3.0)

Adjusted operating income	$7.9	$8.6	$(0.7)	$15.4	$18.4	$(3.0)

Reorganization and restructuring costs	—	(0.3)	0.3	(0.3)	(0.8)	0.5
Stock-based compensation expense	(0.3)	(0.2)	(0.1)	(0.6)	(0.5)	(0.1)
Total adjustments	(0.3)	(0.5)	0.2	(0.9)	(1.3)	0.4

Operating income (as reported)	$7.6	$8.1	$(0.5)	$14.5	$17.1	$(2.6)

Adjusted operating margin	38.9%	40.0%		38.3%	42.6%
Total adjustments	(1.5)%	(2.3)%		(2.2)%	(3.0)%
Operating margin (as reported)	37.4%	37.7%		36.1%	39.6%

	TABLE FOUR
	MONEYGRAM INTERNATIONAL, INC.
	EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND FREE CASH FLOW
	(Unaudited)

		Three Months Ended June 30,		2013 vs	Six Months Ended June 30,		2013 vs
	(Amounts in millions)	2013	2012	2012	2013	2012	2012

	Income (loss) before income taxes	$32.6	$(14.9)	$47.5	$14.2	$3.2	$11.0
	Interest expense	9.9	17.7	(7.8)	27.3	35.5	(8.2)
	Depreciation and amortization	12.2	11.0	1.2	24.0	21.7	2.3
	Amortization of agent signing bonuses	10.0	8.0	2.0	18.8	16.4	2.4
	EBITDA	64.7	21.8	42.9	84.3	76.8	7.5

	Significant items impacting EBITDA:
	Severance and related costs primarily from executive terminations (1)	1.5	0.5	1.0	1.5	1.0	0.5
	Reorganization and restructuring costs	—	4.4	(4.4)	3.2	10.2	(7.0)
	Contribution from investors (2)	—	0.3	(0.3)	—	0.3	(0.3)
	Debt extinguishment (3)	—	—	—	45.3	—	45.3
	Stock-based and contingent performance compensation (4)	3.3	1.6	1.7	6.4	5.1	1.3
	Legal expenses (5)	0.8	39.8	(39.0)	1.9	43.4	(41.5)
	Adjusted EBITDA	$70.3	$68.4	$1.9	$142.6	$136.8	$5.8

	Adjusted EBITDA margin (6)	19.3%	20.7%	(1.4)%	20.2%	21.1%	(0.9)%

	Foreign currency impact	0.3			0.3
	Adjusted EBITDA, constant currency adjusted	$70.6			$142.9
	Adjusted EBITDA growth, as reported	3%			4%
	Adjusted EBITDA growth, constant currency adjusted	3%			4%

	Adjusted EBITDA	$70.3	$68.4	1.9	$142.6	$136.8	$5.8

	Cash interest expense	(9.4)	(15.9)	6.5	(25.0)	(32.4)	7.4
	Cash tax expense	(0.1)	(0.7)	0.6	(0.2)	(0.8)	0.6
	Cash payments for capital expenditures	(11.2)	(11.7)	0.5	(26.4)	(30.3)	3.9
	Cash payments for agent signing bonuses	(1.6)	(1.4)	(0.2)	(10.2)	(6.3)	(3.9)

	Free Cash Flow	$48.0	$38.7	$9.3	$80.8	$67.0	$13.8

(1)	Severance and related costs primarily from executive terminations.
(2)	Expense resulting from payment by an investor to Walmart upon liquidation of such investor's investment as required by the Participation Agreement.
(3)	Debt extinguishment costs upon the termination of the 2011 Credit Agreement and second lien notes in connection with the 2013 Credit Agreement.
(4)	Stock-based compensation and one-time contingent performance awards payable after three years based on achievement of revenue growth targets.
(5)

Legal expenses are primarily in connection with the settlement related to the U.S. Attorney's Office for the Middle District of Pennsylvania investigation, the IRS tax litigation and the shareholder derivative litigation, and legal fees and expenses related to these matters; expenses for the compliance monitor are not an adjusted item.

(6)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except per share data)	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$—	$—
Cash and cash equivalents (substantially restricted)	2,202.4	2,683.2
Receivables, net (substantially restricted)	1,178.5	1,206.5
Interest-bearing investments (substantially restricted)	902.3	450.1
Available-for-sale investments (substantially restricted)	50.5	63.5
Property and equipment, net	126.4	127.9
Goodwill	428.7	428.7
Other assets	187.0	190.7
Total assets	$5,075.8	$5,150.6

LIABILITIES
Payment service obligations	$4,076.4	$4,175.4
Debt	847.1	809.9
Pension and other postretirement benefits	123.8	126.8
Accounts payable and other liabilities	176.7	199.9
Total liabilities	5,224.0	5,312.0

STOCKHOLDERS’ DEFICIT
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 109,239 issued at June 30, 2013 and December 31, 2012, respectively	281.9	281.9
Common Stock, $0.01 par value, 162,500,000 shares authorized, 62,263,963 shares issued at June 30, 2013 and December 31, 2012, respectively	0.6	0.6
Additional paid-in capital	1,005.4	1,001.0
Retained loss	(1,260.2)	(1,265.9)
Accumulated other comprehensive loss	(51.5)	(52.3)
Treasury stock: 4,331,938 and 4,407,038 shares at June 30, 2013 and December 31, 2012, respectively	(124.4)	(126.7)
Total stockholders’ deficit	(148.2)	(161.4)
Total liabilities and stockholders’ deficit	$5,075.8	$5,150.6

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

(Amounts in millions)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Cash and cash equivalents	$2,202.4	$2,430.2	$2,683.2	$2,539.8
Receivables, net	1,178.5	1,170.4	1,206.5	1,330.0
Interest-bearing investments	902.3	501.9	450.1	524.4
Available-for-sale investments	50.5	56.2	63.5	79.9
	4,333.7	4,158.7	4,403.3	4,474.1
Payment service obligations	(4,076.4)	(3,939.0)	(4,175.4)	(4,208.0)
Assets in excess of payment service obligations	$257.3	$219.7	$227.9	$266.1

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONSTANT CURRENCY MEASURES
(Unaudited)

(Amounts in millions)	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013

Total revenue, as reported (GAAP)	$365.1	$705.6
Foreign currency impact	(0.4)	(0.5)
Total revenue, constant currency adjusted	$364.7	$705.1
Prior year total revenue, as reported (GAAP)	$330.1	$648.2
Revenue change, as reported (GAAP)	11%	9%
Total revenue growth, constant currency adjusted	10%	9%

(Amounts in millions)	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013

Money transfer revenue, as reported (GAAP)	$319.7	$614.1
Foreign currency impact	(0.4)	(0.5)
Money transfer revenue, constant currency adjusted	$319.3	$613.6
Prior year money transfer revenues, as reported (GAAP)	$282.3	$550.8
Revenue change, as reported (GAAP)	13%	11%
Money transfer revenue growth, as reported (GAAP)	13%	11%

CONTACT:
MoneyGram International, Inc.
Media Relations:
Michael Gutierrez, 214-999-7605 or 214-303-9923
media@moneygram.com
or
Investor Relations:
Eric Dutcher, 214-999-7508
edutcher@moneygram.com